                  PIONEER AMERICAN HOLDING COMPANY CORP.

                        ---------------------------

                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS



TO OUR SHAREHOLDERS:

     Notice is hereby given that the annual meeting of shareholders of PIONEER AMERICAN HOLDING COMPANY CORP. (the "Company") will be held on June 6, 1995, at 10:00 A.M. (prevailing time), at the Corporate Office of Pioneer American Holding Company Corp., 41 North Main Street, Carbondale, Pennsylvania for the following purposes:

     1. To elect the three Class 2 Directors named herein to serve as Directors of the Company, as more fully described in the accompanying Proxy Statement; and

     2. To transact such other business as may properly come before this meeting or any postponement or adjournment thereof.

     The Board of Directors has fixed March 31, 1995 as the record date for the determination of shareholders entitled to vote at the annual meeting. Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the annual meeting.

     YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE; NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.


                         By Order of the Board of Directors,


                         /s/ DONALD A. HOYLE, JR.
                         -----------------------------------
                             Donald A. Hoyle, Jr., President

May 12, 1995

                  PIONEER AMERICAN HOLDING COMPANY CORP.
                           41 North Main Street
                      Carbondale, Pennsylvania 18407

                       ----------------------------

                              PROXY STATEMENT
                       ----------------------------

     The accompanying proxy is solicited by and on behalf of the Board of Directors of Pioneer American Holding Company Corp. (the "Company") for use at the annual meeting of shareholders to be held on June 6, 1995, at 10:00 A.M. (prevailing time) at the Company's Corporate Office, 41 North Main Street, Carbondale, Pennsylvania and at any postponement or adjournment thereof. The approximate date on which this Proxy Statement and the accompanying form of proxy will first be sent or given to shareholders is May 12, 1995.

     Sending in a signed proxy will not affect the shareholder's right to attend the annual meeting and vote in person since the proxy is revocable. Any shareholder giving a proxy has the power to revoke it by, among other methods, giving written notice to the Secretary of the Company at any time before the proxy is exercised.

     The expense of the proxy solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person or by telephone, telegraph or teletype by directors, officers or employees of the Company and its bank subsidiary, Pioneer American Bank, National Association (the "Bank") without additional compensation. Upon request by record holders of the Company's common stock, par value $10.00 per share (the "Common Stock"), who are brokers, dealers, banks or voting trustees, or their nominees, the Company is required to pay the reasonable expenses incurred by such record holders for mailing proxy material and annual shareholder reports to any beneficial owners of Common Stock.

     A form of proxy is enclosed. If properly executed and received in time for voting, and not revoked, the enclosed proxy will be voted as indicated in accordance with the instructions thereon. If no directions to the contrary are indicated, the persons named in the enclosed proxy will vote all shares of the Company's Common Stock for election of the three nominees for Class 2 directorships hereinafter named.

     The enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the meeting: (i) matters which the Company does not know, a reasonable time before the proxy solicitation, are to be presented at the meeting; (ii) approval of the minutes of a prior meeting of shareholders, if such approval does not amount to ratification of the action taken at the meeting; (iii) the election of any person to any office for which a bona fide nominee is unable to serve or for good cause will not serve; (iv) any proposal omitted from this Proxy Statement and form of proxy pursuant to Rules 14a-8 or 14a-9 under the Securities Exchange Act of 1934, as amended; and (v) matters incident to the conduct of the meeting. In connection with such matters, the persons named in the enclosed form of proxy will vote in accordance with their best judgment.

     The Company is not currently aware of any matters which will be brought before the annual meeting (other than procedural matters) which are not referred to in the enclosed notice of the annual meeting.

     The Company had 1,390,420 shares of Common Stock outstanding at the close of business on March 31, 1995, the record date. The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on a particular matter constitutes a quorum for the purpose of considering such matter. Each share of Common Stock outstanding is entitled to one vote on each matter which may be brought before the annual meeting. The election of Directors will be determined by a plurality vote. An abstention, withholding of authority to vote or broker non-vote, therefore, will not have the same legal effect as an "against" vote and will not be counted in determining whether the proposal has received the required shareholder vote.


     Article 8 of the Company's Articles of Incorporation restricts the rights of a Person (as hereafter defined) to cast more than 10% of the total votes which all shareholders are entitled to cast at a meeting, unless authorized to do so by the Board of Directors and subject to such conditions as the Board of Directors may impose. The term "Person" includes not only individuals and entities, but also groups of individuals and entities who act together for the purpose of acquiring, holding, disposing of or voting Common Stock.

     The casting of votes by a Person as a proxy holder for other shareholders is not counted in computing the 10% limitation to the extent that the proxies so voted were revocable and were secured from other shareholders who are not members of a group which includes such Person. Giving a revocable proxy to a Person does not in itself cause the shareholder giving the proxy to be a member of a group which includes such Person. Article 8 provides that the determination by the Board of Directors of the existence or membership of a group, and of a number of votes any Person or each member of a group is entitled to cast, is final and conclusive absent clear and convincing evidence of bad faith.

     In the event of a violation of Article 8 and in addition to other remedies afforded the Company, the judges of election cannot count votes cast in violation of Article 8 and the Company or its nominees have an option to acquire from the violator shares of Common Stock in excess of the 10% limit at prices which would in certain situations be lower than the then current market prices of such shares.

     The foregoing is a brief summary of Article 8 and is qualified and amplified in all respects by the exact provisions of the Articles of Incorporation, which can be obtained in the same manner as the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 (see "ANNUAL REPORT").

                PRINCIPAL BENEFICIAL OWNERS OF COMMON STOCK

     The following table sets forth, as of March 31, 1995, certain information with respect to the beneficial ownership of Common Stock by (i) each person who owns of record or who is known by the Board of Directors to be the beneficial owner of more than five percent of the outstanding Common Stock, (ii) each Director, (iii) each of the Executive Officers named in the Summary Compensation Table below and (iv) all Executive Officers and Directors of the Company as a group:


                                                        Shares of Common
                                                        Stock Beneficially       Percent of
Name                              Position                  Owned (a)             Class (b)
- - - - - ----                              --------              ------------------       ----------
Richard Chojnowski                Director                  73,228(c)               5.27%

Gene E. Goldenziel                Director                  28,998(d)               2.08%

John S. Guzey                     Chairman/Director         28,000                  2.02%

Donald A. Hoyle, Jr.              President/Director        47,560(e)               3.34%

William K. Nasser                 Director                  76,754(f)               5.53%
  One Dunham Drive
  Dunmore, PA

Margaret O'Connor                 Director                  22,508(g)               1.63%

John W. Reuther                   Senior Executive Vice     35,528(h)                2.51%
                                  President/Director

Eldore Sebastianelli              Treasurer/Director        23,646(i)               1.70%

John W. Walski                    Director                  50,572(j)               3.64%

All Directors and Executive
Officers of the Company as
a group (13 persons)                                       391,337                 27.06%

- - - - - ----------

(a) The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the Securities and Exchange Commission and, accordingly, may include securities owned by or for, among others, the wife and/or minor children of the individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or has the right to acquire within 60 days after March 31, 1995. Beneficial ownership may be disclaimed as to certain of the securities. Except as indicated in the footnotes of this table, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock indicated.

(b) Does not include shares held by the ESOP except as specifically set forth herein. As of March 31, 1995, the ESOP held 75,938 shares of which 4,254 shares had not been allocated to individual accounts.

(c)  All shares are owned jointly with his mother.

(d) Includes 24,498 shares owned jointly with his spouse and 2,000 shares held in an IRA account and 2,000 shares held as co-trustee.

(e) Includes 33,000 shares which may be acquired upon the exercise of stock options. Also includes 9,208 shares owned jointly with his spouse and 4,588 shares held by the ESOP which have been allocated to his individual account.

(f) Includes 8,292 shares owned jointly with his spouse, 19,856 shares owned individually by his spouse, 9,602 shares held by him as co-trustee for his children, and 39,004 shares owned individually among his children and grandchildren.

(g) Includes 100 shares owned by Estate of husband and 22,308 held as Trustee for family trust.

(h) Includes 22,629 shares which may be acquired upon the exercise of stock options. Also includes 32 shares held by him as co-trustee for his children, 40 shares held jointly with his son, Michael, and 3,581 shares held by the ESOP which have been allocated to his individual account.

(i) Includes 2,146 shares held as trustee for his granddaughters and 21,770 shares held jointly with his spouse.

(j)  Includes 17,324 shares owned jointly with his spouse.

                           ELECTION OF DIRECTORS


     The Company's Bylaws provide that the Board of Directors will be divided into four classes and that each class shall serve for four years. The Board of Directors has designated the persons listed below to be nominees for election as Class 2 Directors. The nominees are being nominated to serve until the end of their terms and until their successors are elected and qualified. The Company has no reason to believe that either of the nominees will be unavailable for election; however, should either nominee become unavailable for any reason, the Board of Directors may designate a substitute nominee. The proxy agents intend (unless authority has been withheld) to vote for the election of the Company's nominees.

     The Bylaws of the Company require that nominations for Directors to be elected at an annual meeting of shareholders, except for those made by management of the Company, must be submitted to the Secretary of the Company in writing not later than the close of business on the 20th day immediately preceding the date of the meeting. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of the Company that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of the Company owned by the notifying shareholder. Nominations not made in accordance herewith may, in such officer's discretion, be disregarded by the presiding officer of the meeting, and upon the presiding officer's instruction, the vote talliers may disregard all votes cast for each such nominee. In the event the same person is nominated by more than one shareholder, the nomination shall be honored, and all shares of capital stock of the Company shall be counted if at least one nomination for that person complies with this provision.

     Every Director must be a shareholder of the Company and shall own in the Director's right the number of shares (if any) required by law in order to qualify as such Director. Any Director shall forthwith cease to be a Director when the Director no longer holds such shares, which fact shall be reported to the Board of Directors by the Secretary, whereupon the Board of Directors shall declare the seat of such Director vacated.

Information Concerning Nominees

     The following table contains information with respect to the nominees for Director. William K. Nasser and John W. Walski were first elected to the Board of Directors upon formation of the Company in 1984. Gene E. Goldenziel was first elected in 1986.


                                          Year First
                                          Elected or
                                          Appointed
                                          Director of      Principal Occupation
Name                               Age    the Bank         for Past Five Years
- - - - - ----                               ---    -----------      --------------------

Class 2 - Term to Expire in 1999

Gene E. Goldenziel                 47       1985           Attorney - Needle & Goldenziel

William K. Nasser                  79       1969           Certified Public Accountant - William K.
                                                           Nasser Accountants

John W. Walski                     73       1982           Retired - Giant Markets


Information Concerning Continuing Directors

     The following table contains certain information with respect to the Directors whose terms of office expire in 1996, 1997 and 1998. John Reuther was first elected in 1988, Vivian Needle was first elected in 1992 and Richard Chojnowski and Margaret O'Connor were first appointed to the Board of Directors in 1994 and 1995, respectively. All other Directors were first elected upon formation of the Company in 1984.

                                          Year First
                                          Elected or
                                          Appointed
                                          Director of       Principal Occupation
Name                               Age    the Bank          for Past Five Years
- - - - - ----                               ---    -----------      --------------------

Class 1 - Term to Expire in 1996

Donald A. Hoyle, Jr.                60      1984           President of Company and Bank

Richard Chojnowski                  52      1994           Electrical Contractor

Class 3 - Term to Expire in 1998

John S. Guzey                       87      1960           Retired President-Keystone Pavement
                                                           & Construction Co.

Margaret O'Connor                   64      1995           Former Mayor, Clarks Summit


                                          Year First
                                          Elected or
                                          Appointed
                                          Director of       Principal Occupation
Name                               Age    the Bank          for Past Five Years
- - - - - ----                               ---    -----------      --------------------

Class 4 - Term to Expire in 1997

John W. Reuther                   45        1988           Senior Executive Vice President of
                                                           Company and Bank

Eldore Sebastianelli              74        1980           Co-owner - C&S Excavating Company



Committees of the Board of Directors and Attendance at Meetings

     The Company does not have any nominating committee of the Board of Directors. Shareholders can submit to management names of nominees for Directors for review and consideration by the entire Board of Directors, as described above.

     The Bank has an Audit Committee which consists of three directors of the Bank who are not employees of the Bank and are appointed annually by the Board of Directors of the Bank. William K. Nasser, Eldore Sebastianelli and John W. Walski are presently members of this Committee. The Bank's Audit Committee met two times during 1994 and is responsible for insuring that a suitable internal control system is maintained and proper examination procedures are carried out in all areas of the Bank on a continuing basis.

     The Bank also has a Planning Committee which is appointed annually by the Board of Directors of the Bank. Gene E. Goldenziel, Richard Chojnowski, Margaret O'Connor and Robert S. Wallis are presently members of this Committee. The Bank's Planning Committee met two times during 1994 and is responsible for long-range planning for the Bank including recommending the compensation for senior officers of the Bank.

     The Board of Directors of the Company held five regular meetings during 1994. The Board of Directors of the Bank held 27 regular meetings during 1994. All incumbent Directors of the Company attended at least 75% of the aggregate of all the meetings of the Board of Directors and committee meetings of the Bank on which such Directors serve, with the exception of John Walski, who resides in Florida for four months.

Board of Directors' Fees

     Members of the Board of Directors are compensated at the rate of $200 per meeting of the Company and $500 per meeting of the Bank attended and one half the fee for meetings of the Bank not attended. Non-management Directors of the Bank also received an additional fee of $8,000 during 1994.


              EXECUTIVE COMPENSATION AND CERTAIN TRANSACTIONS

Executive Compensation

     The following table sets forth all cash compensation paid by the Company and the Bank for services rendered in all capacities to the Company and its subsidiaries during the fiscal year ended December 31, 1994 to the Chief Executive Officer of the Company and the Bank and to all Executive Officers of the Company and the Bank whose salary and bonus exceed $100,000.

                           SUMMARY COMPENSATION TABLE

Name and                                                               Long-Term        All Other
Principal Position                        Annual Compensation        Compensation     Compensation(a)
- - - - - ------------------                        -------------------        ------------     ---------------
                                Year      Salary (b)    Bonus        Stock Options
                                ----      ----------    -----        -------------
Donald A. Hoyle, Jr.          1994       $177,500     $35,200           16,000          $63,364
President of the Bank
and the Company               1993        161,100      29,300           16,000           60,519

                              1992        145,600      19,610           16,000           53,962


John W. Reuther,              1994       $132,200     $22,940           14,000          $45,123
Senior Executive Vice
President of the Bank         1993        121,300      21,340           14,000           28,671
and the Company
                              1992        109,400      14,400           14,000           23,103


(a) For Mr. Hoyle, includes $13,664, $17,580 and $10,615 contributed by the Company or the Bank on his behalf to the Employee Stock Ownership Plan, $6,000, $7,089 and $6,498 contributed to the Savings and Investments Plan and $43,700, $35,850 and $35,813 to pay insurance premiums to fund the Company's obligations under the Executive Retirement Plan, in 1994, 1993 and 1992, respectively.

    For Mr. Reuther, includes $10,846, $12,800 and $7,728 contributed by the Company or the Bank on his behalf to the Employee Stock Ownership Plan, $6,277, $5,793 and $5,298 contributed to the Savings and Investments Plan and $28,000, $10,078 and $10,077 to pay insurance premiums to fund the Company's obligations under the Executive Retirement Plan, in 1994, 1993 and 1992, respectively.

(b) Includes Directors fees.

Employment Agreements

     The Bank and the Company had entered into employment agreements with Donald
A. Hoyle, Jr. and John W. Reuther on September 30, 1991 providing for base annual salaries of $121,000 and $89,000, respectively. On October 12, 1993, the Bank entered into new employment agreements with Mr. Hoyle and Mr. Reuther providing for base annual salaries of $146,500 and $106,700, respectively. Both the new and old agreements provide for such higher than base salaries as may be negotiated from time to time during the term of the agreements as well as certain additional employment benefits. The base term of the agreements is five years; the agreements may be terminated by the Bank for cause, upon the death of the employee and, subject to the following provision concerning change of control, upon the termination of the employee's employment by resignation or otherwise. In the event that employee's employment with the Bank is terminated by the employee or the Bank upon a change in control of the Bank, the Bank will pay to the employee a lump-sum termination benefit equal to three years' base annual salary not later than 30 days after termination. In addition, upon such change in control, for one year, the employee will be reimbursed costs incurred in connection with the search for a new job and reasonable relocation expenses and, for two years, all nondiscriminatory employee benefits.

Executive Retirement Plan

     On October 25, 1988, the Bank adopted a retirement plan (the "Executive Retirement Plan") for the benefit of eligible employees. The Executive Retirement Plan is administered by a committee of the Board which designates the members who are eligible to participate in the Plan. The purpose of the Executive Retirement Plan is to assist the Bank and the Company in retaining the service of certain key employees until their retirement, to induce these key employees to utilize their best efforts to maintain and enhance the business of the Bank and the Company and to provide certain benefits to the key employees. Under the Executive Retirement Plan, the Bank allocates each year an amount on behalf of the member necessary to provide an annual income at the member's normal retirement date payable for ten years equal to 35% of the member's average compensation for his three most highly compensated years of employment. While benefits under the Executive Retirement Plan are intended to be unfunded obligations of the Bank, the Bank has elected to purchase insurance policies to fund the obligations. The account of each member is credited with interest at the rate of seven percent and compounded annually. A member shall have a 100% vested interest in his account upon eligibility for retirement, death, termination of his employment or in the event of a merger or acquisition of the Bank by another entity. Upon retirement, the member is entitled to the value of the account distributed in equal installments over a period of five, ten or fifteen years at the election of the member. Prior to a member's retirement, a member's beneficiary is entitled to the greater of the value of the member's account at the time of death, or $200,000 or $250,000 as determined by the Board of Directors. Donald A. Hoyle, Jr. and John W. Reuther have been designated as members under the Executive Retirement Plan.

     On March 7, 1994, the Bank supplemented the above described "Executive Retirement Plan" with insurance contracts for the benefit of Donald A. Hoyle, Jr. and John W. Reuther. The supplemental plan provides that the Bank purchase life insurance policies on the lives of the named executives. The Bank will further pay the annual premium due on each such policy until each insured reaches the age of 65, unless employment is terminated prior to age 65. Each named executive shall have a 100% ownership interest in his account upon eligibility for retirement, death, termination of his employment or in the event of a merger or acquisition of the Bank by another entity. Each named executive has executed a split-dollar agreement granting a collateral interest to the Bank for all premiums paid by the Bank, which collateral interest is extinguished upon retirement, death, termination of employment or in the event of a merger or acquisition of the Bank by another entity. At their retirement age of 65, the plan benefit is estimated at $501,276 for Donald A. Hoyle, Jr. and $1,054,602 for John W. Reuther.

Employee Stock Ownership Plan

     The Board of Directors of the Bank adopted an Employee Stock Ownership Plan ("ESOP") effective January l, 1985, and restated effective January l, 1989. The ESOP is intended to invest primarily in the Common Stock of the Company ("Qualifying Employer Securities"). The assets of the ESOP are held in a trust fund by the Company, as trustee (the "Trustee"), pursuant to a trust agreement.

     Contributions from the Bank to the ESOP are generally required to be made from net profits, and are made in amounts established in the sole discretion of the Board of Directors. Each participant is entitled to direct the Trustee with respect to the voting rights, if any, of any Qualifying Employer Securities allocated to the participant's account provided that the issuer has a "registration-type" class of securities. In other cases, the voting of shares held by the ESOP, in general, will be determined by the Trustee. In addition, under certain circumstances, a participant (or beneficiary) may exercise a "put option" granted by the ESOP and require the Company to buy back any Qualifying Employer Securities distributed to the participant (or beneficiary).

     The operation and administration of the ESOP is controlled by a committee appointed by the Board of Directors. The committee presently consists of Donald
A. Hoyle, Jr., Patricia A. Cobb, Susan Muir and Nina Sticker. The committee designates investment policies under which the Trustee acts. The Board of Directors has the sole responsibility to appoint and remove members of the committee or the Trustee, and for determining the amount of contributions to the ESOP by the Bank, and to amend or terminate, in whole or in part, the ESOP or the trust agreement.

     Any employee of the Bank in the eligible class of employees is eligible to become a participant in the ESOP as of the January 1st following the date the employee completed six months of service with the Bank, and will share in employer contributions to the ESOP if he has completed 1,000 hours of service in any year. Each participant shall be fully vested in his account after three years of service. Stock purchased by the ESOP and dividends received by the ESOP are allocated among the participants in proportion to their respective compensation. Upon retirement, death or disability, a participant or his beneficiaries, as the case may be, will generally be entitled to receive specified benefits in the form of a single-sum distribution, subject to alternative forms of distribution. At the discretion of the Committee, benefits will be distributed in cash or in shares of Common Stock subject to the right of the participant to elect to receive his benefits in shares of Common Stock. A participant who separates from service prior to attainment of normal retirement age has the right to receive distribution of his plan benefits commencing no later than five years after the plan year in which he separated from service.

Savings and Investment Plan

     The Bank sponsors a Savings and Investment Plan ("Savings Plan") for employees which became effective on September 1, 1985, and was restated effective January 1, 1989. Any employee who was employed by the Bank on September 1, 1985 automatically became a participant in the Savings Plan. Any employee who completes 1,000 hours of service in any year is also eligible to participate in the Savings Plan.

     Subject to certain limitations, participants may contribute a portion of their earnings for each year to the Savings Plan. For the first three percent of earnings contributed by a participant, the Bank matches the contribution. On the next three percent of earnings contributed by a participant, the Bank matches one-half of the contribution. In addition, the Bank may contribute such additional amounts as it determines. Federal income taxes on the participant's and the Bank's contributions to the Savings Plan are deferred until the participant withdraws funds from the Savings Plan. Each participant designates one or more investment funds for the investment of the contributions made on the participant's behalf. A participant is 100% vested in his account upon death or termination of employment for any reason. Upon termination of employment by, or death of, a participant, the participant or his estate has several alternatives available for withdrawing funds from the Savings Plan. Withdrawals by a participant of certain contributions and loans from the Savings Plan are also permitted in certain situations.

Stock Option Plan

     In February 1990, the Board of Directors of the Company adopted a stock option plan, which was approved by the shareholders of the Company in May 1990 (the "Stock Option Plan"). Pursuant to the Stock Option Plan, stock options may be granted which qualify under the Internal Revenue Code as incentive stock options as well as stock options that do not qualify as incentive options. All officers and key employees of the Company or any current or future subsidiary who are employed on a full-time basis are eligible to receive options under the Stock Option Plan. As of December 31, 1994, incentive stock options covering an aggregate of 81,000 shares had been granted pursuant to the Stock Option Plan at a $16.00 per share exercise price, incentive stock options covering an aggregate of 30,000 shares had been granted at a $18.00 per share exercise price, incentive stock options covering an aggregate of 9,000 shares had been granted at a $23.00 per share exercise price and incentive stock options covering an aggregate of 30,000 shares were granted at $26.00 per share exercise price.

     The purpose of the Stock Option Plan is to provide additional incentive to employees of the Company by encouraging them to invest in the Company's Common Stock and thereby acquire a proprietary interest in the Company and an increased personal interest in the Company's continued success and progress. The Stock Option Plan is administered by a committee which is appointed by the Board of Directors and consists only of Directors who are not eligible to receive options under the Stock Option Plan. The committee determines, among other things, which officers and key employees receive an option or options under the Stock Option Plan, the type of option (incentive stock options or non-qualified stock options, or both) to be granted, the number of shares subject to each option, the rate of option exercisability, and, subject to certain other provisions to be discussed below, the option price and duration of the option.

     The aggregate number of shares which may be issued upon the exercise of options under the Stock Option Plan is 150,000 shares of Common Stock. The option price for options issued under the Stock Option Plan is to be at least equal to 100% of the fair market value of the Common Stock as of the date the option is granted. The fair market value is determined by the committee.

     Except as otherwise described below, none of the options granted under the Stock Option Plan may be exercised during the first year after the date granted. Thereafter each optionee may exercise up to 50% of his option the second year, up to 75% of his option the third year, and up to 100% of his option thereafter. In the event of a "change in control" of the Company, as defined in the Stock Option Plan, each optionee may exercise the total number of shares then subject to the option. Unless terminated earlier by the option's terms, incentive stock options expire ten years after the date they are granted and non-qualified stock options expire ten years and ten days after the date they are granted.

     The following table sets forth the details of options granted to the Executive Officers listed in the Summary Table during the fiscal year ended December 31, 1994.

                            OPTION GRANTS TABLE
         Option Grants in the fiscal year ended December 31, 1994





                                                        Individual Grants
                          ----------------------------------------------------------------------------
                                                 Percentage of
                                                 Total Options
                                                  Granted to
Name and                                         Employees in      Exercise Price
Principal Position        Options Granted         Fiscal Year         Per Share        Expiration Date
- - - - - ------------------        ---------------       --------------     --------------      ---------------
Donald A. Hoyle, Jr.,         16,000                53.33%               $26           February 24, 2004
President of the Bank
and the Company

John W. Reuther,              14,000                46.67%               $26           February 24, 2004
Senior Executive Vice
President of the Bank
and the Company

     The following table sets forth certain information concerning the shares acquired upon exercise of options, the number of unexercised options and the value of unexercised options at December 31, 1994 held by the Executive Officers listed in the Summary Table.


                   OPTION EXERCISES AND YEAR-END VALUE TABLE
       Aggregate Option Exercises In Last Fiscal Year and Option Value at
                               December 31, 1994


                                                           Number of Unexercised     Value of Unexercised
                                                           Options at                In-the-Money Options at
                                                           December 31, 1994         December 31, 1994(a)
                                                           ---------------------     -----------------------
                          Shares Acquired      Value       Exercisable/              Exercisable/
Name                      on Exercise          Realized    Unexercisable             Unexercisable
- - - - - ----                      ---------------      --------    -------------             -------------
Donald A. Hoyle, Jr.         5,000             $80,000     33,000/28,000             $611,000/$356,000

John W. Reuther              3,871             $61,936     22,629/24,500             $415,951/$311,500

- - - - - -----------------------

(a) Based upon the difference between the market value of $35.00 a share on December 31, 1994 and the exercise price of the option.


Certain Relationships and Related Transactions

     The Bank has had and expects to have in the future, loan and other banking transactions in the ordinary course of business with many of its Directors, officers, and their associates. All extensions of credit to such persons have been made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and in the opinion of the management of the Bank, do not involve more than a normal risk of collectibility or present other unfavorable features.

     The law firm of Needle & Goldenziel was paid legal fees of approximately $37,000 from the Company or its subsidiaries for legal services rendered during 1994. Gene E. Goldenziel, who is a Director of the Bank and the Company, is a partner in Needle & Goldenziel. Needle & Goldenziel has been retained to perform legal services in 1995.

                   OFFICERS OF THE COMPANY AND THE BANK

     Information concerning the Executive Officers of the Company is provided above under "Information Concerning Nominees" and "Information Concerning Continuing Directors."

     The following table sets forth selected information about the officers of the Bank, each of whom is elected by the Board of Directors and each of whom holds office at the discretion of the Board of Directors. Except for Christopher
I. Mellon, each of the officers of the Bank has been principally employed as an officer or employee of the Bank for more than the past five years. "Officer of the Bank" as used herein means those persons with the title of Senior Vice President and higher:

     Name                   Age             Position with the Bank              Held Since
     ----                   ---             ----------------------              ----------
John S. Guzey               87              Chairman                               1992
                                            Director                               1960

Donald A. Hoyle, Jr.        60              President
                                            Director                               1984

John W. Reuther             45              Senior Executive Vice President        1987
                                            Director                               1988

Christopher I. Mellon,      30              Executive Vice President (a)           1995
 CPA (a)

Patricia A. Cobb, Esq.      37              Senior Vice President                  1990

James E. Jackson            51              Senior Vice President                  1987

Dorothea C. Metz            69              Senior Vice President                  1995

- - - - - ----------
(a) Prior to joining the Bank in 1993, he was employed as Corporate Director of Strategic Planning, US Foodservice; Senior Vice President of Operations, Franklin First Savings Bank; and Audit Manager, KPMG Peat Marwick.


                      INDEPENDENT PUBLIC ACCOUNTANTS

     The accounting firm of KPMG Peat Marwick acted as the Company's independent public accountants for the fiscal year ended December 31, 1994 and has been selected to act as the Company's independent public accountant for the fiscal year ended December 31, 1995. A representative of KPMG Peat Marwick is expected to be present at the annual meeting of shareholders and to have the opportunity to make a statement, if he desires to do so, and is expected to be available to respond to appropriate questions.

                           SHAREHOLDER PROPOSALS

     Shareholder proposals regarding the 1996 Annual Meeting must be submitted to the Company by January 12, 1996.



                               ANNUAL REPORT

     This Proxy Statement is accompanied by the Annual Report to Shareholders of the Company for the year ended December 31, 1994.


     EACH PERSON SOLICITED HEREUNDER CAN OBTAIN A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1994 REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WITHOUT CHARGE, EXCEPT FOR EXHIBITS TO THE REPORT, BY SENDING A WRITTEN REQUEST THEREFOR TO:


               Donald A. Hoyle, Jr., President
               Pioneer American Holding Company Corp.
               41 North Main Street
               Carbondale, Pennsylvania 18407

                     PIONEER AMERICAN HOLDING COMPANY CORP.
             Proxy for Annual Meeting of Shareholders, June 6, 1995
                 Solicited on behalf of the Board of Directors

     The undersigned hereby constitutes and appoints Daniel J. Corazzi, John J. Kuna and Basil Telep, and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution for and in the name, place and stead of the undersigned to appear at the Annual Meeting of Shareholders of Pioneer American Holding Company Corp. ("Pioneer"), to be held on the 6th day of June, 1995, and at any postponement or adjournment thereof, and to vote all of the shares of the Common Stock of Pioneer which the undersigned is entitled to vote, with all the powers and authority the undersigned would possess if personally present. The undersigned directs that this proxy be voted as follows:

Please mark your votes as in this example. /X/

- - - - - -------------------------------------------------------------------------------

The Board of Directors recommends that shareholders vote for the election of the nominees.
- - - - - -------------------------------------------------------------------------------

1. For the election of the nominees listed below as directors as described in the accompanying Proxy Statement.
/ / FOR (To withhold authority to vote for nominees listed below check this box. / /)

Nominees: Gene E. Goldenziel, William K. Nasser, Sr. and John W. Walski
To withhold authority to vote for any individual nominee, write the nominee's name on the space provided below.

- - - - - -------------------------------------------------------------------------------
2. To transact such other business as may properly come before this meeting or any postponement or adjournment thereof.

               (Continued, and to be signed on the reverse side)

     This Proxy will, when properly executed, be voted as directed. If no directions to the contrary are indicated, the persons named herein intend to vote for the election of both nominees for directors listed above.
     This proxy confers certain discretionary authority described in the Proxy Statement; a majority of said attorneys and proxies present at said meeting (or if only one shall be present, then that one) may exercise all of the powers hereunder. The undersigned hereby acknowledges receipt of the Proxy Statement dated May 12, 1995 and Pioneer's Annual Report to Shareholders for 1994.


                             Dated ______________________________________, 1995
                                       (Please date this Proxy)

                             ____________________________________________(SEAL)
                                      (Shareholder's Signature)

                             ____________________________________________(SEAL)
                                      (Shareholder's Signature)

                             ____________________________________________(SEAL)
                                      (Shareholder's Signature)

                             ____________________________________________(SEAL)
                                      (Shareholder's Signature)


                              It would be helpful if you signed your name or names exactly as it appears hereon, indicating any official position or representative capacity.

  PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE.